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                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

      As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included or made a part of this Amendment No. 3 to Registration Statement File No. 333-79975.


/s/ Arthur Andersen LLP
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Arthur Andersen LLP
Dallas, Texas
December 22, 1999